OPTICAL CORPORATION OF AMERICA

                Subordinated Note and Warrant Purchase Agreement
                            Dated as of June 30, 1993



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                         OPTICAL CORPORATION OF AMERICA

                       Note and Warrant Purchase Agreement

                            Dated as of June 30, 1993

                                      INDEX
                                                                            Page
                                                                            ----
ARTICLE I

     Purchase, Sale and Terms of Notes and Warrants

     1.01.     The Notes .......................................................
     1.02.     The Warrants ....................................................
     1.03.     Purchase and Sale of Notes and Warrants .........................
                (a)     The Closing ............................................
                (b)     Allocation of Purchase Price ...........................
                (c)     Use of Proceeds ........................................
     1.04.     Payments and Endorsements .......................................
     1.05.     Redemptions .....................................................
                (a)     Required Redemptions ...................................
                (b)     Optional Redemptions Without Premium ...................
                (c)     Notice of Redemptions; Pro rata Redemptions.............
     1.06.     Registration, etc. ..............................................
     1.07.     Transfer and Exchange of Notes ..................................
     1.08.     Replacement of Notes ............................................
     1.09.     Subordination ...................................................
                (a)     Payment of Senior Debt .................................
                (b)     No Payment on Notes Under Certain Conditions............
                (c)     Payments Held in Trust .................................
                (d)     Subrogation ............................................
                (e)     Scope of Section .......................................
                (f)     Survival of Rights .....................................
                (g)     Amendment or Waiver ....................................
                (h)     Senior Debt Defined ....................................
     1.10.     Representations by the Purchaser ................................

ARTICLE II

     Conditions to Purchaser's Obligation

     2.01.    Representations and Warranties ...................................
     2.02.    Documentation at Closing .........................................

ARTICLE III

     Representations and Warranties

     3.01.     Organization and Standing .......................................
     3.02.     Corporate Action ................................................
     3.03.     Governmental Approvals ..........................................


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     3.04.     Litigation ......................................................
     3.05.     Compliance with Other Instruments ...............................
     3.06.     Financial Information ...........................................
     3.07.     Securities Act ..................................................
     3.08.     Disclosure ......................................................
     3.09.     No Brokers or Finders ...........................................
     3.10.     Capitalization; Status of Capital Stock .........................

ARTICLE IV

     Covenants of the Company

     4.01.     Affirmative Covenants of the Company Other
               Than Reporting Requirements .....................................
                (a) Punctual Payment ...........................................
                (b) Payment of Taxes and Trade Debt ............................
                (c) Preservation of Corporate Existence ........................
     4.02.     Negative Covenants of  the Company...............................
                (a) Mergers, Sale of Assets, etc. ............................
                (b) Distributions ..............................................
                (c) Change in Nature of Business ..............................
     4.03.     Reporting Requirements ..........................................

ARTICLE V

     Events of Default

     5.01.    Events of Default ................................................
     5.02.    Annulment of Defaults ............................................

ARTICLE VI

     Definitions and accounting Terms

     6.01.    Certain Defined Terms ............................................
     6.02.    Accounting Terms .................................................

ARTICLE VII

     Miscellaneous

     7.01.     No waiver; Cumulative Remedies ..................................
     7.02.     Amendments, Waivers and Consents ................................
     7.03.     Addresses for Notices, etc. .....................................
     7.04.     Costs, Expenses and Taxes .......................................
     7.05.     Binding Effect; Assignment ......................................
     7.06.     Survival of Representations and Warranties ......................
     7.07.     Prior Agreements ................................................
     7.08.     Severability ....................................................
     7.09.     Governing Law ...................................................
     7.10.     Headings ........................................................


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      7.11.    Sealed Instrument ...............................................
      7.12.    Counterparts ....................................................
      7.13.    Further Assurances ..............................................

SCHEDULE I. Names of Other Purchasers

EXHIBITS
      1.01      Form of Subordinated Notes
      1.02      Form of Common Stock Purchase Warrants
      2.02(c)   Matters to be Covered by Opinion Letter
      3.04      Schedule of Litigation
      3.06      Financial Statements
      3.06(a)   Schedule of Certain Transactions
      3.07      Schedule of Other Purchasers
      3.10      Schedule of Capital Stock, Options and
                Other Rights



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                         OPTICAL CORPORATION OF AMERICA
                                 170 Locke Drive
                        Marlborough, Massachusetts 01752

                                                             As of June 30, 1993

To the Purchaser(s) named on Schedule I
attached hereto

         Re:   11% Subordinated Notes due 1997 and
               Common Stock Purchase Warrants

Dear Purchaser:

         Optical  Corporation  of  America,  a  Massachusetts  corporation  (the
"Company"),   hereby  agrees  with  you   (individually   and  collectively  the
"Purchaser") as follows:

                                    ARTICLE I

                 PURCHASE, SALE AND TERMS OF NOTES AND WARRANTS

         1.01. The Notes. The Company has authorized the issuance and sale to the Purchaser (and to one or more other Purchasers, including those named in Exhibit 3.07, who may now or at any time prior to July 31, 1993 enter into an agreement in substantially the form of this Agreement, sometimes hereinafter referred to as the "Other Purchasers") of the Company's 11% Subordinated Notes due July 1, 1997, in an aggregate original principal amount not to exceed the sum of $750,000. The 11% Subordinated Notes are to be substantially in the form set forth in Exhibit 1.01 hereto and are herein referred to individually as a "Note" and collectively as the "Notes", which terms shall also include any notes subsequently delivered in exchange or replacement therefor.

         1.02. The Warrants. The Company has also authorized the issuance and sale to the Purchaser and the Other Purchasers of the Company's Common Stock Purchase Warrants for the purchase (subject to adjustment as provided therein) of not to exceed 24,000 shares of the Company's Common Stock of the par value of $.01 per share; and such Warrants will be issued at the rate of one Warrant for 800 shares of Common Stock for each $25,000 principal amount of the Notes. The Common Stock Purchase Warrants are to be substantially in the form set forth in
Exhibit 1.02 hereto and are herein referred to individually as a "Warrant" and collectively as the "Warrants", which terms shall also include any warrants subsequently delivered in exchange or replacement therefor.

             1.03.     Purchase and Sale of Notes and Warrants.

                      (a) The Closing. The Company will issue and sell to the Purchaser, and, subject to and in reliance upon the


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representations,  warranties,  terms  and  conditions  of  this  Agreement,  the
Purchaser will purchase a Note and a Warrant for an aggregate purchase price equal to the principal amount of the Note set opposite the Purchaser's name on
Schedule I hereto. Such purchase and sale shall take place at a closing (the "Closing") to be held at the offices of Messrs. Bowditch & Dewey, 311 Main St., Worcester, Massachusetts on such date and at such time as may be mutually agreed upon by the Company and the Purchaser, but in no event later than June 30,1993.

         At the Closing the Company will initially issue one Note, payable to the order of the Purchaser, in the principal amount set forth opposite the Purchaser's name on Schedule I hereto and one Warrant, registered in the name of the Purchaser, to purchase (subject to adjustment as provided therein) the number of shares which is also set forth opposite the Purchaser's name on
Schedule I hereto, of the Company's Common Stock, against delivery to the Company of a check or a receipt of a wire transfer, in an amount equal to the principal amount of the Note being purchased by the Purchaser, in payment of the full purchase price for the Note and Warrant.

                      (b) Allocation of Purchase Price. The Company and the Purchaser, having adverse interests and as a result of arm's length bargaining, have established that (i) the Purchaser has not rendered or agreed to render any services to the Company in connection with this Agreement or the issuance of any of the Notes and Warrants; (ii) the Purchaser's Warrant is not being issued as compensation; and (iii) the price at which the Notes would be issued if it were assumed that they were issued apart from the Warrants is an amount equal to 100% of the aggregate principal amount thereof. The Company and the Purchaser recognize that the agreement specified herein establishes that the original issue discount to be taken into account as such by the Company and the Purchaser for federal income tax purposes with respect to the sale of the Note is Zero, and they will adhere to the agreement specified herein for such purposes.

                      (c) Use of Proceeds. The Company will use the full proceeds from the sale of the Notes and Warrants for the refinancing of current obligations for indebtedness for money borrowed and for working capital.

         1.04. Payments and Endorsements. Payments of principal and interest on the Notes, shall be made directly by check duly mailed or delivered to the Purchaser at the address specified on Schedule I hereto, without any presentment or notation of payment, except that prior to any transfer of any Note, the holder of record shall endorse on such Note a record of the date to which interest has been paid and all payments made on account of principal of such Note.

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         1.05. Redemptions.

                      (a) Required Redemptions. On July 1, 1995 and on July 1, 1996 the Company will redeem, without premium, twenty-five per cent (25%) of the original principal amount of, and on July 1, 1997 all of the balance of, the principal amount of the Notes, or such lesser amount as may be then outstanding, together with all accrued and unpaid interest then due on the amount so redeemed. On the stated or accelerated maturity of the Notes, the Company will pay the principal amount of the Notes then outstanding together with all accrued and unpaid interest then due thereon. No optional redemption of less than all of the outstanding principal amount of the Notes shall affect the obligation of the Company to make the redemptions required by this subsection.

                      (b) Optional Redemptions Without Premium. In addition to the redemptions of the Notes on each required redemption date with respect to the Notes, the Company may also voluntarily redeem, together with all accrued and unpaid interest then due thereon, but without premium, an additional principal amount of the Notes not to exceed the amount of the required redemption due on such date. The right of redemption of the Notes under this subsection 1.05(b) shall not be cumulative.

                      (c) Notice of Redemptions; Pro rata Redemptions. No notice of an optional redemption pursuant to subsection 1.05(b) need be given. Each redemption of Notes shall be made so that the Notes then held by each holder shall be redeemed in a principal amount which shall bear the same ratio to the total principal amount of Notes being redeemed as the principal amount of Notes then held by such holder bears to the aggregate principal amount of the Notes then outstanding

         1.06 Registration, etc. The Company shall maintain at its principal office a register of the Notes and shall record therein the names and addresses of the registered holders of the Notes, the address to which notices are to be sent and the address to which payments are to be made as designated by the registered holder if other than the address of the holder, and the particulars of all transfers, exchanges and replacements of Notes. No transfer of a Note shall be valid unless made on such register for the registered holder or his executors or administrators or his or their duly appointed attorney, upon surrender thereof for exchange as hereinafter provided, accompanied by an instrument in writing, in form and execution reasonably satisfactory to the Company. Each Note issued hereunder, whether originally or upon transfer, exchange or replacement of a Note or Notes, shall be registered on the date of execution thereof by the Company and shall be dated the date to which interest has been paid on such Notes or Note. The registered holder of a Note shall be that Person in whose name the Note has been so registered by the Company. A registered holder shall be deemed the owner of a Note for all purposes of this Agreement and, subject to the provisions hereof, shall be entitled to the principal, premium, if any, and interest evidenced by such Note free from all equities or rights

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of setoff  or  counterclaim  between  the  Company  and the  transferor  of such registered holder or any previous registered holder of such Note.

         1.07. Transfer and Exchange of Notes. The registered holder of any Note or Notes may, prior to maturity or prepayment thereof, surrender such Note or Notes at the principal office of the Company for transfer or exchange. Within a reasonable time after notice to the Company from a registered holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such registered holder, the Company shall issue in exchange therefor another Note or Note, in such denominations as requested by the registered holder, for the same aggregate principal amount as the unpaid principal amount of the Note or Notes so surrendered, and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Each new Note shall be made payable to such Person or Persons, or registered assigns, as the registered holder of such surrendered Note or Notes may in writing designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.

         1.08. Replacement of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note.

         1.09 Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and the Purchaser and each successor holder of the Notes by his or its acceptance thereof, likewise covenants and agrees, that notwithstanding any other provision of this Agreement or the Notes, the payment of the principal of and interest on each and all of the Notes shall be subordinated in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Debt (as hereinafter defined) at any time outstanding. The provisions of this Section 1.09 shall constitute a continuing representation to all Persons who, in reliance upon such provisions, become the holders of or continue to hold Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are hereby made obligees hereunder to the same extent as if their names were written herein as such, and they or any of them may proceed to enforce such provisions against the Company or against the holder of any Note without the necessity of joining the Company as a party.

                      (a) Payment of Senior Debt. In the event of any insolvency or bankruptcy proceedings, or any receivership,

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liquidation,   reorganization   or  other  similar   proceedings  in  connection
therewith, relative to the Company or to its property, or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company or distribution or marshalling of its assets or any composition with creditors of the Company, whether or not involving insolvency or bankruptcy, when and in any such event all Senior Debt shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made on account of the Notes; and any such payment or distribution (except securities which are subordinate and junior in right of payment to the payment of all Senior Debt then outstanding in terms of substantially the same tenor as this Section 1.09), which would, but for the provisions hereof, be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Debt (or their duly authorized representatives), in the proportions in which they hold the same, until all Senior Debt shall have been paid in full, and every holder of the Notes by becoming a holder thereof shall, by his or its acceptance thereof, be deemed to have designated and appointed the holder or holders of Senior Debt
(and  their  duly  authorized   representatives)   as  his  or  its  agents  and
attorneys-in-fact to demand, sue for, collect and receive such Senior Debt holder's ratable share of all such payments and distributions and to file any necessary proof of claim therefor and to take all such other action for and in the name of the holders of the Notes or otherwise, as such Senior Debt holders
(or  their  authorized   representatives)  may  determine  to  be  necessary  or
appropriate for the enforcement of this Section 1.09. The Purchaser and each successor holder of the Notes by his or its acceptance thereof agrees to execute, at the request of the Company, a separate agreement with any holder of Senior Debt on the terms set forth in this Section 1.09, and to take all such other action as such holder or such holder's representative may request in order to enable such holder to enforce all claims upon or in respect of such hoider's ratable share of the Notes.

                      (b) No Payment on Notes Under Certain Conditions. In the event that any default occurs in the payment of the principal of or interest on any Senior Debt (whether as a result of the acceleration thereof by the holders of such Senior Debt or otherwise) and during the continuance of such default for a period up to sixty (60) days and thereafter if judicial proceedings shall have been instituted with respect to such defaulted payment, or (if a shorter period) until such payment has been made or such default has been cured or waived in writing by such holder of Senior Debt, then and during the continuance of such event no payment of principal of or interest on the Notes shall be made by the Company or accepted by any holder of the Notes who has received written notice from the Company or from a holder of Senior Debt of such events.

                      (c) Payments Held in Trust. In case any payment or distribution shall be paid or delivered to any holder of the Notes before all
Senior Debt shall have been paid in full, despite or in violation or contravention of the terms of this Section 1.09, such payment or distribution shall be held in trust for and paid and delivered ratably to the holders of Senior Debt (or their duly authorized representatives), until all Senior Debt shall have been paid in full.

                      (d) Subrogation. Subject to the payment in full of all Senior Debt and until the Notes shall be paid in full, the holders of the Notes shall be subrogated to the rights of the holders of Senior Debt (to the extent of payments or distributions previously made to such holders of Senior Debt pursuant to the provisions of subsections (a) and (c) of this Section 1.09) to receive payments or distributions of assets of the Company applicable to the Senior Debt. No such payments or distributions applicable to the Senior Debt shall, as between the Company and its creditors, other than the holders of Senior Debt and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Notes; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Debt to which the holders of the Notes would be entitled except for the provisions of this Section 1.09 shall, as between the Company and its creditors, other than the holders of Senior Debt and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt.

                      (e) Scope of Section. The provisions of this Section 1.09 are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand. Nothing contained in this Section 1.09 or elsewhere in this Agreement or the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the holder of any Note from accepting any payment with respect to such Note or exercising all remedies otherwise permitted by applicable law upon default under such Note, subject to the rights, if any, under this Section 1.09 of the holders of Senior Debt in respect of cash, property or securities of the Company received by the holders of the Notes.

     (f) Survival of Rights. The right of any present or future holder of Senior Debt to enforce subordination of the Notes pursuant to the provisions of this
Section 1.09 shall not at any time be prejudiced or impaired by any act or failure to act on the part of the Company or any such holder of Senior Debt, including, without limitation, any forbearance, waiver, consent, compromise, amendment, extension, renewal, acceptance or taking or release of security of or in respect of any Senior Debt, or by noncompliance by the Company with the terms of such subordination regardless of any knowledge thereof such holder may have or otherwise be charged with.

                      (g)  Amendment or Waiver.  The  provisions of this Section
1.09 may not be amended or waived in any manner which is detrimental to any Senior Debt without the requisite consent of the holders of any Senior Debt according to the applicable provisions thereof.

                      (h) Senior Debt Defined. The term "Senior Debt" shall mean
(i) all Indebtedness of the Company for money borrowed from banks or other institutional lenders, including any extensions or renewals thereof, whether outstanding on the date hereof or thereafter created or incurred, which is not by its terms or by separate agreement subordinate and junior to or on a parity with (x) the Notes and (y) the Subordinated Notes due 1999 in the original principal amount of $1,500,000 issued pursuant to an Agreement dated as of May 28, 1992 between the Company and Massachusetts Capital Resource Company (the "1992 Notes"), and which is permitted by the terms of this Agreement at the time it is created or incurred, and (ii) all guaranties by the Company which are not by their terms or by separate agreement subordinate and junior to or on a parity with the Notes and the 1992 Notes and which are permitted by the terms of this Agreement at the time they are made, of Indebtedness of any Subsidiary if such Indebtedness would have been Senior Debt pursuant to the provisions of clause
(i) of this sentence had it been Indebtedness of the Company. In making any loans which are (or the guaranties of which are) intended to be Senior Debt, the lenders or purchasers thereof shall be entitled to rely as to the fact that such Indebtedness or guaranty is permitted hereby upon a certificate by the Company's chief financial officer purporting to show such Indebtedness or guaranty will not result in the Company's failure to comply with the provisions of Article IV hereof in effect as of the date of the loan or guaranty.

         1.10. Representations by the Purchaser. The Purchaser represents that it is acquiring the Note and Warrant for its own account and that the Note and Warrant are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof or of the Common Stock or other securities receivable upon the exercise of the Warrants. The acquisition by the Purchaser of the Note and Warrant shall constitute a confirmation of this representation.

                                   ARTICLE II

                      CONDITIONS TO PURCHASER'S OBLIGATION

         The obligation of the Purchaser to purchase and pay for the Note and Warrant at the Closing is subject to the following conditions:

         2.01. Representations and Warranties. Each of the representations and warranties of the Company set forth in Article III hereof shall be true on the date of the Closing.

         2.02. Documentation at Closing. The Purchaser shall have received prior to or at the Closing all of the following:

                      (a) A copy of all charter documents of the Company; a copy of the resolutions of the Board of Directors of the Company evidencing approval of this Agreement, the Notes, the Warrants, and other matters contemplated hereby; a copy of the By-laws of the Company; and copies of all documents evidencing other necessary corporate or other action with respect to this Agreement, the Notes and the Warrants.

                      (b) A favorable opinion of Messrs. Bowditch & Dewey, counsel for the Company, as to matters set forth in Exhibit 2.02(b).

                      (c) A certificate of the Clerk or an Assistant Clerk of the Company establishing the identity of the officers authorized to sign this Agreement, the Note, the Warrant and the other documents or certificates to be delivered pursuant to this Agreement by the Company, together with the true signatures of such officers.

                      (d) A certificate from a duly authorized officer of the Company stating that (i) the representations and warranties of the Company contained in Article III hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct, and
(ii) no condition or event has occurred or is continuing or will result from execution and delivery of this Agreement, the Notes or the Warrants which constitute, an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants as follows:

         3.01. Organization and Standing. The Company is a duly organized and validly existing corporation in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its Business. Neither the nature of the business conducted by the Company, nor the character of the properties owned or held under lease by the Company requires it to be qualified or licensed as a foreign corporation in any state or jurisdiction other than the State of California, in which it is duly qualified and in good standing. The Company has no Subsidiaries.

         3.02. Corporate Action. The Company has all necessary corporate power and has taken all corporate action required to make all the provisions of this Agreement, the Notes, the Warrants, and any other agreements and instruments executed in connection herewith and therewith the valid and enforceable obligations they purport to be. Sufficient shares of authorized but unissued Common Stock of the Company have been reserved by appropriate corporate action in order to permit the exercise of the Warrants. Neither the issuance of the Notes or Warrants, nor the issuance of shares of Common Stock upon the exercise of the Warrants, is subject to preemptive or other similar statutory or contractual rights and will not conflict with any provisions of any agreement or instrument to which the Company is a party or by which it is bound.

         3.03. Governmental Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by the Company of, or for the performance by it of its obligations under, this Agreement, the Notes or the Warrants.

         3.04. Litigation. Except as is set forth on Exhibit 3.04, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, where such litigation, proceeding or investigation, either individually or in the aggregate, would have a material adverse effect on the Company; nor, to the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted. The Company is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency affecting the Company. There are no actions or proceedings pending or threatened (or any basis therefor known to the Company) which might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of the Company or in any of its properties or assets, or which might call into question the validity of this Agreement, the Notes or the Warrants or any action taken or to be taken pursuant hereto or thereto.

         3.05. Compliance with Other Instruments. The Company is in compliance in all respects with the terms and provisions of this Agreement and of its Articles of Organization and bylaws and in all material respects with the terms and provisions of the mortgages, indentures, leases, agreements and other instruments, and of all judgments, decrees, governmental orders, statutes, rules and regulations, by which it is bound or to which its properties or assets are subject, except as set forth on Exhibit 3.05. There is no term or provision in any of the foregoing documents and instruments which materially adversely affects the business, assets or financial condition of the Company. Neither the execution and delivery of this Agreement, the Notes or the Warrants, nor the consummation of any transactions contemplated hereby or thereby, constitutes or results in or will constitute or result in a default or violation of any term or provision in any of the foregoing documents or instruments.

         3.06. Financial Information. The consolidated financial statements of the Company (and of its former Subsidiary, OCA Applied Optics, Inc., which was merged into the Company effective March 31, 1993) attached as Exhibit 3.06 present fairly the consolidated financial position of the Company and such Subsidiary as at the dates thereof and the results of their operations for the periods covered thereby and have been prepared in accordance with generally accepted accounting principles consistently applied. The financial statements so attached are: (1) for the two years ended June 30, 1992 and June 30, 1991, certified by Deloitte & Touche and (ii) for the nine-month period ended March 31, 1993, being unaudited and subject to year-end adjustments consisting of normal recurring items which will not be material in the aggregate. The Company has no liability, contingent or otherwise, not disclosed in the aforesaid financial statements or in the notes thereto that could, together with all such other liabilities, materially affect the financial condition of the Company, nor does the Company have any reasonable grounds to know of any such liability. Except as set forth in Exhibit 3.06(a), since the date of the nine-month financial statements for the period ended March 31, 1993, (i) there has been no adverse change in the business, assets or condition, financial or otherwise, operations or prospects, of the Company; (ii) neither the business, condition, operations or prospects of the Company nor any of its properties or assets has been adversely affected as a result of any legislative or regulatory change, any revocation or change in any franchise, license or right to do business, or any other event or occurrence, whether or not insured against; (iii) the Company has not incurred any additional Indebtedness for money borrowed or redeemed, whether in whole or in part, any Indebtedness for money borrowed; (iv) the Company has not purchased or sold any assets, other than in the ordinary course of business;
(v) the Company has not issued or sold any of its capital stock, or any options, warrants or convertible securities exercisable therefor; and (vi) the Company has not entered into any material transaction or made any distribution on its capital stock.

         3.07. Securities Act. Neither the Company nor anyone acting on its behalf has offered the Notes or the Warrants or similar securities, or solicited any offers to purchase or made any attempt by preliminary conversation or negotiations to dispose of the Notes, Warrants or similar securities, to any Person other than the Purchaser or the Other Purchasers described in Exhibit
3.07. Neither the Company nor anyone acting on its behalf has offered or will offer to sell the Notes, Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Notes and Warrants under the registration provisions of the Securities Act.

         3.08. Disclosure. Neither this Agreement, the financial statements incorporated herein as Exhibit 3.06, nor any other agreement, document, certificate, schedule, exhibit or written statement furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact which to the knowledge of the Company has not been disclosed herein or in writing by the Company to the Purchaser and which materially adversely affects, or in the future may, insofar as the Company can now foresee, materially adversely affect the business, properties, assets or condition, financial or otherwise, of the Company.

         3.09. No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any agent of the Company.

         3.10. Capitalization; Status of Capital Stock. The Company has a total authorized capitalization consisting of 2,000,000 shares of Common Stock, of which 768,005 shares have been issued, 765,277 shares are outstanding and 2728 shares are held by the Company as Treasury Stock. All the outstanding shares of capital stock of the Company have been duly authorized, are validly issued and are fully paid and nonassessable. The shares of Common Stock issuable upon exercise of the Warrants, when so issued, will be duly authorized, validly issued and fully paid and nonassessable. Except as otherwise indicated on
Exhibit 3.10, there are no options, warrants or rights to purchase shares of capital stock or other securities of the Company authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities. There are no restrictions on the transfer of the Notes, the Warrants or shares of Common Stock issued or issuable upon exercise of the Warrants, other than those imposed by relevant state and federal securities laws. No holder of any security of the Company is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party, or which are otherwise binding upon the Company. Neither the issuance of the Notes or the Warrants nor the issuance of the shares of Common Stock issuable upon exercise of the Warrants will result in an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any securities of the Company. The offer and sale of all shares of capital stock and other securities of the Company issued before the Closing complied with or were exempt from all federal and state securities laws.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

         4.01. Affirmative Covenants of the Company Other Than Reporting Requirements. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such
Subsidiary:

                      (a) Punctual Payment. Pay the principal of and interest on each of the Notes at the times and place and in the manner provided in the Notes and herein.
                      (b) Payment of Taxes. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor the Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto, except such as are being contested in good faith and by appropriate proceedings if the Company or Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto.

                      (c) Preservation of Corporate Existence. Preserve and maintain (i) its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which, in the reasonable opinion of its Board of Directors, such qualification is necessary or desirable in view of its business and operations or the ownership of its properties; provided, however, that nothing herein contained shall prevent any merger, consolidation or transfer of assets permitted by subsection 4.02(a); and (ii) all licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business.

         4.02. Negative Covenants cf the Company. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will comply with and observe the following covenants and provisions, and will cause each Subsidiary to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not:

                      (a) Mergers, Sale of Assets, etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) a material portion of its assets (whether now owned or hereafter acquired) or sell assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of its accounts receivable (whether now in existence or hereafter created) at a discount or with recourse, to, any Person, except for sales or other dispositions of assets in the ordinary course of business and except that any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary, (2) any Subsidiary may merge into or transfer assets to the Company, (3) the Company may merge any Person into it or otherwise acquire such Person provided that the Company is the surviving entity, such merger or acquisition does not result in the violation of any of the provisions of this Agreement and no such violation exists at the time of such merger or acquisition; and provided that such merger or acquisition does not result in the issuance (in one or more transactions) of shares of the voting stock of the
Company representing in the aggregate more than twenty percent (20%) of the total outstanding voting stock of the Company, on a fully diluted basis, immediately following the issuance thereof and (4) the Company may sell fixed assets up to fifteen percent (15%) (based upon its then net book value) of its consolidated net fixed assets in any single twelve (12) consecutive month period.
                      (b) Distributions. Declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing (such transactions being hereinafter referred to as "Distributions"), except that any Subsidiary may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Company; provided, however, that nothing herein contained shall prevent the Company from:

                               (i) repurchasing any shares of Common Stock pursuant to any Shareholder Agreement, as in effect on the date hereof, between the Company and any of its shareholders; provided, however, (x) if the purchase price thereunder exceeds $25,000, that no more than $25,000 shall be paid in cash and the balance of such purchase price shall be represented by a promissory note payable over the maximum number of annual installments, with the lowest interest rate, permitted by such Shareholder Agreement and (y) that the Company and the holder of each such promissory note shall have executed and delivered to the Purchaser, at the time of such repurchase, a subordination agreement in form and substance satisfactory to the Purchaser, subordinating all payments of interest and principal under said promissory note to the prior payments of the Notes and the 1992 Notes, except that scheduled principal and interest payments may be made if at the time of each such payment there does not exist an Event of Default under this Agreement or an event which, but for the requirement that notice be given or time elapse or both, would constitute an Event of Default under this Agreement, or

                               (ii) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock to the holders cf shares of such class of capital stock, or

                               (iii)   redeeming   any   stock  of  a   deceased
         stockholder out of insurance held by the Company on that stockholder's life, or

                               (iv) repurchasing 46,875 shares of its Common Stock as presently constituted upon the terms described in Note 6 to the Company's audited financial statements for the fiscal year ended June 30, 1992 (Exhibit 3.06), provided that on the date of such repurchase or within thirty (30) days prior thereto the Company has issued and sold shares of its Common Stock at a price per share not less than the repurchase price per share and has received an aggregate consideration from such sale of not less than the full repurchase price, if in the case of any such transaction there does not exist at the time of such Distribution an Event of Default or an event which, but for the requirement that notice be given or time elapse or both, would constitute an Event of Default and provided that such Distribution can be made in compliance with the other terms of this Agreement.

                      (c) Change in Nature of Business. Make any material change in the nature of its Business.

         4.03. Reporting Requirements. The Company will furnish to each registered holder of any Note or any Warrant and to any holder of at least twenty-five percent (25%) of the Shares of Common Stock issued upon exercise of the Warrants:

                      (a) as soon as possible and in any event within five (5) days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the statement of the chief financial officer of the Company setting forth details of such Event of Default or event and the action which the Company proposes to take with respect thereto;

                      (b) as soon as available and in any event within forty-five (45) days after the end of each interim quarter of each fiscal year of the Company, furnish a balance sheet of the Company as of the end of such quarter shown in comparative form with the corresponding balance sheet at the end of the preceding fiscal year, and a statement of earnings for the period commencing at the end of the previous fiscal year and ending with the end of each quarter shown in comparative form with the statement of earnings for the corresponding period in the preceding fiscal year, all in reasonable detail (subject to year end audit adjustments);

                      (c) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company, including therein a balance sheet of the Company as of the end of such fiscal year and a statement of earnings and retained earnings and a statement of cash flow of the Company for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all duly certified by independent public accountants of recognized standing; and

                      (d) promptly after sending, making available, or filing the same, such reports and financial statements as the Company shall send or make available to the stockholders of the Company or the Securities and Exchange Commission and such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Company as the Purchaser may from time to time reasonably request.

                                    ARTICLE V

                                EVENTS OF DEFAULT

         5.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                      (a) The Company shall fail to pay any required installment of principal or any payment of interest on any of the Notes when due; or

                      (b) The Company shall default for ten (10) business days in the performance of any covenant contained in Section 4.02; or

                      (c) Any representation or warranty made by the Company or any Subsidiary in this Agreement or by the Company or any Subsidiary (or any officers of the Company or any Subsidiary) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect when made in any material respect; or

                      (d) The Company or any Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Notes or the Warrants on its part to be performed or observed and any such failure remains unremedied for ten (10) business days after written notice thereof shall have been given to the Company by any registered holder of the Notes; or

                      (e) The Company or any Subsidiary shall fail to pay any Indebtedness for borrowed money (other than as evidenced by the Notes) owing by the Company or such Subsidiary (as the case may be), or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement or the Notes) evidencing or securing or relating to any Indebtedness owing by the Company or any Subsidiary, as the case may be, when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period), if the effect of such failure to pay or perform is to accelerate, or to permit the holder or holders of such Indebtedness, or the trustee or trustees under any such agreement or instrument to accelerate, the maturity of such Indebtedness, unless such failure to pay or perform shall be waived by the holder or holders of such indebtedness or such trustee or trustees; or

                      (f) The Company or any Subsidiary shall be involved in financial difficulties as evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case; (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert in a timely manner the material allegations of any such petition; (iv) by the entry of an order for relief in any involuntary case commenced under said Title 11;
(v) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief; (vi) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent,
(b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

                      (g) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any Subsidiary and such judgment, writ, or similar process shall not be released, vacated or fully bonded within (60) days after its issue or levy;

then, and in any such event, the Purchaser or any other holder of the Notes may, by notice to the Company, declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under subsection 5.01(f) in which case all such amounts shall automatically become due and payable), without presentment, demand protest or further notice of any kind all of which are hereby expressly waived by the Company.

         5.02. Annulment of Defaults. Section 5.01 is subject to the condition that, if at any time after the principal of any of the Notes shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall have been entered, all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except the principal of the Notes which by such declaration shall have become payable) shall have been duly paid, and every other default and Event of Default shall have been made good or cured, then and in every such case the holders of seventy-five percent (75%) or more in principal amount of all Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsetdent default or Event of Default or impair any right consequent thereon.

                                   ARTICLE VI

                        DEFINITIONS AND ACCOUNTING TERMS

         6.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Agreement" means this Subordinated Note and Warrant Purchase Agreement as from time to time amended and in effect between the parties.

         "Business" means the design, development manufacture and marketing of optical and electro-optical systems, subsystems, sophisticated assemblies and components for commercial, industrial, military, aerospace and scientific applications and other activities related to one or more of the foregoing.

         "Company" means and shall include Optical Corporation of America and its successors and assigns.

         "Common Stock" includes (a) the Company's Common Stock, $.01 par value per share, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of the directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         "Consolidated" and "consolidating" when used with reference to any term defined herein mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles.

         "Distribution" shall have the meaning assigned to that term in Section 4.02(b).

         "Events of  Default"  shall have the  meaning  assigned to that term in
Section 5.01.

         "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles consistently applied, be classified upon the obligor's balance sheet as liabilities, but in any event including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including, without limitation, (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments (other than those which are treated as Current Liabilities) due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined in accordance with applicable Statements of Financial Accounting Standards.

         "Notes" shall have the meaning assigned to that term in Section 1.01.

         "Person"  means an  individual,  corporation  (other than the Company),
partnership,   joint  venture,  trust,  or  unincorporated  organization,  or  a government or any agency or political subdivision thereof.

         "Purchaser" means and shall include not only the Person who is a party to this Agreement with the Company but also any other holder or holders of any of the Notes or Warrants.

         "Senior Debt" shall have the meaning assigned to that term in Section 1.09(h).

         "Subsidiary" or "Subsidiaries" means any corporation or trust of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time all of the outstanding shares of every class of such corporation or trust other than directors' qualifying shares.

         "Warrants"  shall  have the  meaning  assigned  to that term in Section
1.02.
         6.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in preparation of the financial statements attached hereto as Exhibit 3.06, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with such principles.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.01. No Waiver; Cumulative Remedies. No failure or delay on the part of the Purchaser, or any other holder of the Notes or Warrants in exercising any right, power or remedy hereunder or under any agreement, document or instrument executed or delivered in connection herewith, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         7.02. Amendments, Waivers and Consents. Any provision in this Agreement, the Notes or the Warrants to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, if the Company
(i) shall, in the case of the Notes, obtain consent thereto in writing from the holder or holders of at least seventy-five percent (75%) in principal amount of all Notes then outstanding, and (ii) shall, in the case of the Warrants, obtain the consent thereto in writing from the holder or holders of at least seventy-five percent (75%) of the shares of Common Stock issued and issuable upon exercise of the Warrants, and (iii) shall, in each case, deliver copies of such consent in writing to any holders who did not execute the same; provided that no such consent shall be effective to reduce or to postpone the date fixed for the payment of the principal (including any required redemption) or interest payable on any Note, without the consent of the holder thereof, or to reduce the percentage of the Notes and Warrants the consent of the holders of which is required under this Section. Any waiver or consent be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Written notice of any waiver or consent effected under this subsection shall promptly be delivered by the Company to any holders who did not execute the same.

         7.03. Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed or telecopied or delivered to the applicable party at the addresses indicated below:

         If to the Company:

                     Optical Corporation of America
                     7421 Orangewood Avenue
                     Garden Grove, California 94621
                     Attention: Chairman
                     Telecopy Number: (714) 898-0587

              with a copy to the attention of:

                     George Olmsted, Clerk
                     Optical Corporation of America
                     170 Locke Drive
                     Marlborough, Massachusetts 01752
                     Telecopy Number: (508) 481-3559

              and with a copy to the attention of:

                     Robert DeN. Cope
                     Bowditch & Dewey
                     311 Main Street
                     Worcester, Massachusetts 01608
                     Telecopy Number: (508) 756-7636

         If to the Purchaser payments and notices should be mailed to:

                     The Purchaser's address set forth on
                     Schedule I hereto.

         If to any other holder of the Notes or Warrants: at such holder's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or telecopied, respectively, be effective when deposited in the mails or transmitted during regular business hours by telecopy, or delivered in hand, respectively, addressed as aforesaid.

         7.04. Costs, Expenses and Taxes. The Company agrees to pay on demand all costs and expenses of the Purchaser in connection with the preparation, execution and delivery of this Agreement, the Notes and the Warrants and the other instruments and documents to be delivered hereunder. In addition, the Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes and the Warrants and the other instruments and documents to be delivered hereunder or thereunder and agrees to save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees.

         7.05. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Purchaser.

         7.06. Survival of Representations and Warranties. All representations and warranties made in this Agreement, the Notes and the Warrants or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof and the making of the loans.

         7.07. Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

         7.08. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         7.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

         7.10. Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         7.11. Sealed Instrument. This Agreement is executed as an instrument under seal.

         7.12. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

         7.13. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser, the Company and each Subsidiary shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Notes and the Warrants.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      OPTICAL CORPORATION OF AMERICA


                                      By  /s/ DONALD A. JOHNSON
                                        ----------------------------------------
                                        Donald A. Johnson, Chairman and
                                          Chief Executive Officer

                                   SCHEDULE I


                                                         Warrant for
Name and Address                        Principal        Number of Shares
of Purchaser                            Amount of Note   of Common Stock
- ------------                            --------------   ---------------

Arlette B. Swift                        $15,000.00            480
c/o Kenneth S. Safe, Jr.
Welch & Forbes
45 School Street
Boston, MA 02108

E. Kent Swift, Jr.                      $30,000.00            960
c/o Kenneth S. Safe, Jr.
Welch & Forbes
45 School Street
Boston, MA 02108

Ernest B. Dane, Jr. Trust               $25,000.00            800
c/o Kenneth S. Safe, Jr.
Welch & Forbes
45 School Street
Boston, MA 02108

Edith Loebs                             $50,000.00           1600
c/o Kenneth S. Safe, Jr.
Welch & Forbes
45 School Street
Boston, MA 02108

Louise Mauran                           $50,000.00           1600
c/o Kenneth S. Safe, Jr.
Welch & Forbes
45 School Street
Boston, MA 02108

Kenneth S. Safe, Jr.                    $50,000.00           1600
c/o Kenneth S. Safe, Jr.
Welch & Forbes
45 School Street
Boston, MA 02108

Elizabeth M. Smith                      $50,000.00           1600
c/o Kenneth S. Safe, Jr.
Welch & Forbes
45 School Street
Boston, MA 02108

Elizabeth K. Safe                       $50,000.00          1600
c/o Kenneth S. Safe, Jr.
Welch & Forbes
45 School Street
Boston, MA 02108

David M. Berwind                        $25,000.00           800
c/o Kenneth S. Safe, Jr.
Welch & Forbes
45 School Street
Boston, MA 02108

Jeanne M. Berwind                       $25,000.00           800
c/o Kenneth S. Safe, Jr.
Welch & Forbes
45 School Street
Boston, MA 02108

Richard Houlihan                        $25,000.00           800
25 Otsego Road
Worcester, MA 01609

Russell W. Johnson                      $50,000.00          1600
49 Ideal Road
Worcester, MA 01604

Stephen B. Loring                      $125,000.00          4000
61 Lexington Circle
Holden, MA 01520

WCIS as Trustee                         $25,000.00           800
individual Retirement
  Account #14-5164
365 Main Street
  Trust Department
Worcester, MA 01608

Janet B. Fitzgibbons                    $20,000.00           640
Agent for
 Susan F. Fitzgibbons,
 Peter G. Fitzgibbons,
 John B. Fitzgibbons and
 Michael S. Fitzgibbons
40 Norfolk Road
Brookline, MA 02167

Russell W. Johnson                      $25,000.00           800
49 Ideal Road
Worcester, MA 01604

Stephen B. Loring                       $35,000.00          1120
61 Lexington Circle
Holden, MA 01520

Charlotte S. Johnson                    $75,000.00          2400
49 Ideal Road
Worcester, MA 01604

                                  SAMPLE NOTE

                                                                    Exhibit 1.01

                         OPTICAL CORPORATION OF AMERICA

                         11% SUBORDINATED NOTE DUE 1997

No. 1993-Sub-______

$125,000.00                                                      June ____, 1993

         For value received, Optical Corporation of America, a Massachusetts corporation (the "Company"), hereby promises to pay to Stephen B. Loring (the "Payee"), on or before July 1, 1997, the principal sum of One Hundred Twenty-Five Thousand Dollars ($125,000.00) or such part thereof as then remains unpaid, to pay interest from the date hereof on the whole amount of said principal sum remaining from time to time unpaid at the rate of eleven percent (11%) per annum, such interest to be payable monthly on the first day of each month commencing with the month following the date hereof, until the whole amount of the principal hereof remaining unpaid shall become due and payable, and to pay interest at the rate of sixteen percent (16%) (so far as the same may be legally enforceable) on all overdue principal (including any overdue required redemption). Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Payee or at such other place as the legal holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of a 360-day year and a 30-day month.

         This Note is issued pursuant to and is entitled to the benefits of a certain Subordinated Note and Warrant Purchase Agreement, dated as of June 30, 1993, between the Company and the original Purchaser of this Note (as the same may be amended from time to time, and hereinafter referred to as the "Agreement"), and each holder of this Note, by his acceptance hereof, agrees to be bound by the provisions of the Agreement, including, without limitation, that
(i) this Note is subject to prepayment, in whole or in part, as specified in said Agreement, (ii) the principal of, and interest on, this Note is subordinated to Senior Debt, as defined in the Agreement and (iii) in case of an Event of Default, as defined in the Agreement, the principal of this Note may become or may be declared due and payable in the manner and with the effect provided in the Agreement.

         As further provided in the Agreement, upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered will be issued to, and registered in the name of, the transferee or transferees. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes.

         In case any payment herein provided for shall not be paid when due, the Company shall pay all costs of collection, including all reasonable attorney's fees.

         This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and shall have the effect of a sealed instrument.

         The Company and all endorsers and guarantors of this Note hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

                                                 OPTICAL CORPORATION OF AMERICA


                                                 By_____________________________
                                                 Donald A. Johnson, Chairman and
                                                   Chief Executive Officer

Attest:


By___________________________________
           Assistant Clerk

                                 SAMPLE WARRANT

                                                                    Exhibit 1.02

                                                  Right to Purchase 4,000
                                                  Shares of Common Stock of
                                                  Optical Corporation of America

No. 1993-W-1

                         OPTICAL CORPORATION OF AMERICA

                          Common Stock Purchase Warrant

         OPTICAL CORPORATION OF AMERICA, a Massachusetts corporation (the "Company"), hereby certifies that, for value received Stephen B. Loring, or registered assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 P.M., Boston time, on July 1, 1997, or such later time as may be specified in Section 17 hereof, 4,000 fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company, at a purchase price per share of Eleven Dollars ($11.00) (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

         This Warrant is one of the Common Stock Purchase Warrants (the "Warrants") evidencing the right to purchase shares of Common Stock of the Company, issued pursuant to a certain Subordinated Note and Warrant Purchase Agreement (the "Agreement"), dated as of June 30, 1993, between the Company and the original Purchaser of this Warrant, a copy of which is on file at the principal office of the Company in the Commonwealth of Massachusetts; and the holder of this Warrant shall be entitled to all of the benefits of the Agreement, as provided therein.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                      (a) The term "Company" shall include Optical Corporation of America and any corporation which shall succeed to or assume the obligations of the Company hereunder.

                      (b) The term "Common Stock" includes (a) the Company's Common Stock, $.01 par value per share, as authorized on the date of the Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency) and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                      (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, on the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

         1.   Exercise of Warrant.

              1.1. Full Exercise. This Warrant may be exercised in full by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office in the Commonwealth of Massachusetts, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying (a) the number of shares of Common Stock for which this Warrant is then exercisable by (b) the Purchase Price then in effect.

              1.2. Partial Exercise. This Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in subsection
1.1 except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the form of subscription at the end hereof by (b) the Purchase Price then in effect. On any such partial exercise the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

              1.3. Payment by Notes Surrender. Notwithstanding the payment provisions of subsections 1.1 and 1.2, all or part of the payment due upon exercise of this Warrant in full or in part may be made by the surrender by such holder to the Company of any of the Company's Notes issued pursuant to the Agreement and such Notes so surrendered shall be credited against such payment in an amount equal to the principal amount thereof and accrued interest to the date of surrender.

              1.4. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

              1.5. Trustee for Warrant Holders. in the event that a bank or trust company shall have been appointed as trustee for the holders of the Warrants pursuant to subsection 4.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 12 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

              1.6. Shareholder Agreement as Condition to Exercise. If, upon any full or partial exercise of this Warrant, eighty-five percent (85%) or greater of the shares of Common Stock of the company are subject to a shareholder agreement between the Company and the owners of such shares of Common Stock, then as a condition to exercise of this Warrant the holder hereof shall become a party to such shareholder agreement and shall be subject to all of the terms and conditions therein.

         2. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise.

         3. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time, the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

                      (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

                      (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

                      (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in subsection 5.4), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which such holder would hold on the date of such exercise if on the date hereof he had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 4 and 5.

         4. Adjustment for Reorganization, Consolidation, Merger, etc.

         4.1. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or
(c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, and in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the authorization of such dissolution (but in no event later than thirty (30) days following the effective date of such dissolution), as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3 and 5.

         4.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company having an office in Boston or Worcester, Massachusetts, as trustee for the holder or holders of the Warrants.

         4.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 6.

         5. Adjustment for Issue or Sale of Common Stock at Less Than The Purchase Price in Effect.

         5.1. General. If the Company shall at any time or from time to time, issue any additional shares of Common Stock (other than shares of Common Stock excepted from the provisions of this Section 5 by subsections 5.4 or 5.5) without consideration or for a net consideration per share less than the Purchase Price in effect immediately prior to such issuance, then, and in each such case: (a) the Purchase Price shall be lowered to an amount determined by multiplying such Purchase Price then in effect by a fraction:

                      (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Purchase Price in effect immediately prior to such issuance, and

                      (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (b) the number of such additional shares of Common Stock so issued;

and (b) the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive the number of shares of Common Stock-determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this subsection 5.1) be issuable on such exercise by the fraction of which (i) the numerator is the

Purchase Price which would otherwise (but for the provisions of this subsection 5.1) be in effect, and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

         5.2. Definitions, etc. For purposes of this Section 5 and of Section 7:

         The issuance of any warrants, options or other subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or other rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share which may be received by the Company for such Common Stock (as hereinafter determined) shall be less than the Purchase Price at the time of such issuance and, except as hereinafter provided, an adjustment in the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made upon each such issuance in the manner provided in subsection
     5.1. Any obligation, agreement or undertaking to issue warrants, options, or other subscription or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made under subsection 5.1 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or other rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or other rights therefor) as above provided. Any adjustment of the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant with respect to this subsection 5.2 which relates to warrants, options or other subscription or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when all of such warrants, options or other subscription or purchase rights expire or are cancelled without being exercised, so that the Purchase Price effective immediately upon such cancellation or expiration shall be equal to the Purchase Price in effect at the time of the issuance of the expired or cancelled warrants, options or other subscriptions or purchase rights, with such additional adjustments as would have been made to that Purchase Price had the expired or cancelled warrants, options or other subscriptions or purchase rights not been issued. For purposes of this subsection 5.2, the "Net Consideration Per Share" which may be received by the Company shall be determined as follows:

                      (A) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

                      (B) The "Net Consideration Per Share" which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights, or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible securities.

     For purposes of this Section 5, if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this
     Section 5, consists of property other than cash, such consideration shall be deemed to have the same value as shall be determined in good faith by the Board of Directors of the Company.

         This subsection 5.2 shall not apply under any of the circumstances described in subsection 5.4.

         5.3. Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold, or shall become subject to issue upon the conversion or exchange of any stock (or Other Securities) of the Company (or any other issuer of other Securities or any other person referred to in Section 4) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or person), for a consideration per share such as to dilute the purchase rights evidenced by this warrant, the computations, adjustments and readjustments provided for in this Section 5 with respect to the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

         5.4. Extraordinary Events. In the event that the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this subsection 5.4. The holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this subsection 5.4) be issuable on such exercise by a fraction of which (i) the numerator is the Purchase Price which would otherwise (but for the provisions of this subsection 5.4) be in effect, and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

         5.5. Excluded Shares. Section 5.1 shall not apply to the issuance of shares of Common Stock, or options therefor, to directors, officers and employees of the Company pursuant to any stock options, stock purchase, stock ownership or compensation plan approved by the Company's Board of Directors, provided that the aggregate number of shares, and options therefor (including options outstanding on the date hereof), so issued to directors, officers and employees does not exceed 150,000 shares.

         6. No Dilution or Impairment. The Company will not, by amendment of its Articles of Organization or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of all Warrants from time to time outstanding, (c) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets, and (d) will not transfer all or substantially all of its properties and assets to any other person

(corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of the Warrants.

         7. Accountants' Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause independent certified public accountants of recognized standing selected by the Company to compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

         8. Notices of Record Date, etc. In the event of

                      (a) any taking by the Company of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any rightto subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                      (b)  any  capital   reorganization  of  the  Company,  any
         reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

                      (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

                      (d) any proposed issue or grant by the Company of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than with respect to the Excluded Shares referred to in subsection 5.5 and the issue of Common Stock on the exercise of the Warrants), then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and
(iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which any such action is to be taken.

         9. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrants.

         10. Exchange of Warrants. On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         11. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         12. Warrant Agent. The Company may, by written notice to each holder of a Warrant, appoint an agent having an office in either Boston or Worcester, Massachusetts for the purpose of issuing Common Stock (or Other Securities) on the exercise of the

Warrants pursuant to Section 1, exchanging Warrants pursuant to Section 10, and replacing Warrants pursuant to Section 11, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         13. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         14. Negotiability, etc. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

                      (a) title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

                      (b) any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

                      (c) until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         15. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

         16. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         17. Expiration. The right to exercise this Warrant shall expire at 5:00 P.M., local time at the place where the then principal office of the Company is located in the Commonwealth of Massachusetts, on the later of (i) July 1, 1997 or (ii) at such time as all principal and interest on the Notes (as defined in the Agreement) is paid in full.

Dated: June ____, 1993                   OPTICAL CORPORATION OF AMERICA

                                         By_____________________________________
                                           Donald A. Johnson, Chairman
                                           and Chief Executive Officer

Attest:


By________________________________
         Assistant Clerk

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

TO OPTICAL CORPORATION OF AMERICA

         The undersigned,  the holder of the within Warrant,  hereby irrevocably
elects  to   exercise   this   Warrant   for,   and  to   purchase   thereunder,
 ................  shares of Common Stock of OPTICAL  CORPORATION  OF AMERICA and
herewith  makes  payment  of $............  therefor,  and  requests  that the certificates  for  such  shares  be  issued  in the name of,  and  delivered  to
 ............................................................... whose address is
 ................................................................................

Dated:                                       ...................................
                                             Signature  must  conform to name of
                                             holder as specified on the face  of
                                             the Warrant)

                                             ...................................
                                                         (Address)

                               ------------------

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

         For  value  received,   the  undersigned  hereby  sells,  assigns,  and
transfers unto ........................................... the right represented by the within  Warrant to purchase .................................. shares  of
Common  Stock of OPTICAL  CORPORATION  OF  AMERICA  to which the within  Warrant relates,  and appoints  .............................  Attorney to transfer such right on the books of OPTICAL CORPORATION OF AMERICA with full power of substitution in the premises.

Dated:                                      ....................................
                                            (Signature  must  conform to name of
                                            holder as  specified  on the face of
                                            the Warrant)

                                            ....................................
                                                        (Address)
Signed in the presence of:

 .....................................